Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-155381) of our report dated February 25, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Bank of America Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

May 4, 2009